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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No 333-93713) and the Registration Statements on Form S-8 (Nos. 333-74742, 333-40039, 333-40033, and 333-40035) of Pegasus
Solutions, Inc. of our report dated February 4, 2002, except as to Note 17 which is as of February 11, 2002, relating to the consolidated financial statements and our report dated February 4, 2002 relating to the financial statement schedule, which appear in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 18, 2002